UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: (Date of Earliest Event Reported) July 16, 2007
PANHANDLE OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK	73112
(Address of principal executive offices)	(Zip code)
(405) 948-1560
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
Ben D. Hare will relinquish his duties as Co-President/Chief Operating Officer for health reasons on August 8, 2007. Michael C. Coffman, currently Co-President/Chief Financial Officer, will assume the title of President on August 8, 2007 and will be in charge of all executive responsibilities for the Company. Mr. Coffman has been with Panhandle for seventeen years in various executive positions. Mr. Coffman and Mr. Hare have served as Co-Presidents since March, 2006.
Mr. Hare will assume the title of Technical and Operations Advisor to the President, and will continue to serve as a member of the board of directors.
ITEM 7.01 Regulation FD Disclosures
On July 16, 2007 the Company issued a press release announcing the Changes in Management. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 to Form 8-K, the information contained in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits
     Exhibit

Number	Description

99.1	Press Release issued by Panhandle Oil and Gas Inc., dated July 16, 2007
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

By:	/s/ Michael C. Coffman

Michael C. Coffman,
Co-President and CFO
DATE: July 16, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Panhandle Oil and Gas Inc., dated July 16, 2007